March 04, 1998

VIA ]EAX - 689-28Q2 =4 =TRZMD

Advanoed G=iing Technology, Inc.                   Sega. Gaming Technology, Inc.
2462 - 650 West Georgia Shftt                      6311 South Industrial Road
Vancouver, B.C.                                    Las Vegas, Xevada
V613 4N13                                          89116 U.S.A.

Dear Sirs

                    Re: Letter of Understanding

     We are the solicitors for Advanced Gaming Technology, Inc. ("AGTr) and have been instructed to set out the basic tenns ofthe agreement between AGTI and Sep G=~ftg Technology, Inc. CSGTI") in regard to the development of a new electroric bingo game.

I         D-evelonmot of Grame

          SGTI and AGTI shalljointly develop a new bingo game called "Sonic Bingo" (the 'Troduce) which is intended to be a progresUve finked, Mgh stakes, fast paced, electronic bin8o Same. The Product "t be based upon AGTI's May Bingo Systems technology, Frisms patents and marketed under SGTI's proprietary SEGAO tradernask.

2.        Farmati2n I%v AGTI and S.QT1 of

          AGTX and SGTI have agreed to form a corpovate entity ("Newco') in the State of Nevada with a name, share muctureand by-laws as mutually agrr:ed between ffie parties. Newco will be the operating company for the manufacturing, nwke6ng, distributing and selling of the Pwduct- The sham ebmcbire of Newco will be allorted in SUCh amauntS to refle4t the following share structure:

                    class "A" Non-Voting Shares

                    SGTI     51%

                    AGTI     49%



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                    Class "B" Voting shares

                    SGTI 50%

                    AGTI 506/6

     SGTI and AGTI shall have equal representation on the Board of Directors of Newco.

     In  the  event  that  new   ahardwiders  to  Newco  are   introduced,   the
     shareholdings of each of AGTI and SGTI sball be reduccd propottionatoly, as will the Doard of Directors.

     The parties a&= dud the corporate govmmance and operation of Newco shall be set out in the articles of Newco or in at unanimous sbareholders'
     agreement, as applicable. The articles and any shareholders' agreement shall include all umal terms, conditions. representations, wan-antics, covenants and indemnities as is usual and customary in such doeu=ntation. Wiftut limiting the generality of the foregoing, the issues to be covered in either or both of the, articles of Newco and the unanirrious shareholden' agreement shEal include;

     (a)  scope and  nAtue of  shareholder  relationships,
     (b) conducE of the affairs of the company:
          (i) directors appointinea / meetings;
          (ii) officens appointment I meetings, and
          (iii) major decisions;

     (c) financing:
          (i) mechanism for additional funding; and
          (b) borrowing from shareholders-,

          (d) restrictions an transfer of sham;

          (e) right of first rofusal on sale of shares;

          (f) voluntary or compulsory buy-ouLs;

          (g) obligation to join in a sale;

          (h) obligation to purchase and sell; and


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          (i) indeninificatii5n and discharge of guarantees.

3. Inibal Capital Contribution

     The initial capital contribution into Newco shall be made by each party as follows.


          AGTI               $20,000.00
          SGTI               $20,000.00
          TOTAL              $40,000.00 USD

          The initial capital contribution by each party will be by way of shareholder loans to Newco. Further capital contribution will be completed by the -parties pursuant to the Articles and the shareholders' agreement. In the absence ofan agreernent to the contrary, further capital contributions will be made by each party proportionate to their intercst in the voting shares of Newco.

4- James Flamme

          The parties hereby acknowledge and confirm that James Harnrner ("Han=eej is currently employed by the parties in the development of the Product. ne parties further agree that Hammer shall be an employee of Newco, once it is formed, in a capacity to be determined by mutual igreement between the parties. Harftmer's reasonable expenses in connection with the mauracturing, marketing, distributing and selling of the Product on behalf of Newco, commencing Jahuary 21, 1998, shall be paid by Newco,

5. Intellectual E=p

          The, parties acknowledge that the Sonic Bingo software, based on Max Bingo System/Prisms Patents, is owned by AGTI. AGn agrees to license the software to Newoo for V .00 per year for an initial term of five
          (5) years

          The parties acknowledges that the name Sonic BiingoG is a trademmt owned by AGTI. AGn agrees to license the Untlemark to Newco for $1.00 per year for in initial term of five (5) yCars.

          The parties acknowledges that ft trademark SEGA@) is owned by SGn. SGTI agrees to licen,so the tvdemark to Newco for $1.00 por ymr for an irdtial term of five (5) years.

          Any use of the SEGAC name must have approval from SGTI.



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6. Definitiyo-Amr-men

          All terms and conditions concerning the matters described in this letter shall be stated in a definitive agreement or agreements that will be subject to rhe approval of the parties, acting on advice of counsel. 'Mose terms and conditions will include representations, wan-antics, covenants and indemnities that are usual and customary in a transaction of this nature. SGTI and ACYTI anticipate that thB definitive agreement win be executed as soon as possible. but in any event, not later than March 30. 1998.

7, Gener

          ExcepfE as to Section I and terms (a) - (d) below, which are intended to be a binding and enforceable contmet between the parties pertaining to tile subject matter of this Letter of UnderstAndinp, there are no legally binding and enforceable staterneuts or agreementz and this Letter of Understanding should not be deemed to constitute any offer, acceptance or legally binding agreement and do not create: any rights or obligations for or M the part of any party to this Letter of Understanding.

          (a)  Cpnfidenti"

               Any  confidential  or  proprietary   matters  (,~xcept   publicly
               available or freely usable material as otherwise lawfully obtained fromanother source) respecting any party will be kept in strict confidence by the other party to this Letter of Undzrstanding. If for any reason the subject transaction dois not occur, or if this Letter of Understanding is terminated for any reason, then each party will return all confidential or proprietary materi als that it has received from the other party to the disclosing party, and (upon request) will certify in writing that it has retained no copies of the same.

          (b)  Pubfie

               Neither party wiH issue auy pubhe awo=cement concerning the transaction or this Letter of Understanding without the approval of the other puty, except as maybercquiredbylaw. The parties intend to issue a joint press release announcing this Letter of Undemanding in a fonn to be matually agreed.

          (c)  Famand Eamms

               Each party agrees to pay the IcCal and other fees and expenses incurred by it related to the matters described


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               in this  Letter of  Understanding  whether  or not the  de6rdtive agreement is executed.

          (d)  Termination

               Either party may torminAtr, this Letter of Undent%nding irnmediatdy upon notice to the other party, In the event of tcm~-aatioa. SGTI shall have no finiher rights with respect to AGTI's technology and Sonic 13ingo's trademuk and AGTJ shall have no fiiaher rights with respect to the SEGA0 trademark.

8. The parties agree that if there is a dispute in regard to the terms and conditions contained herein, they shall be resolved by arbitration pursuant to the rules and regialations of the United States Federal Arbirrati6n Act. The parries further agree that any definitive agreement will include an arbitration clause.

9. The parties shall do all such other things and do such acts as to carry out the intention of this Letter of Undamtanding.

10. This Letter of Understanding eamot he amended unless in writing by both parties.

11. This Letter of Understanding shall be governed end construed in accordance with the laws of the State of Nevada

12. This Letter of Utiderstanding is subjW to approval of the Board Of Directors of both SGTI and AGT1.

     Please acknowledge your acceptance and a8reement in regard to the above terrns and conditions by executing the mclosed copy of this Letter of Und=tanding and returning the same to our offices as soon as possible.

                                                                Youm very truly.

                                                               HOLMES GREENSLADE



                                                               Stephen D. Holmes

SDWsh
Enclosure

WE HEREBY AGREE AND ACKNOWLEDGE OUR AGREEMENT TO THE ABOVE TEMWS AND CONDITIONS.

ADVANCED GANaNG TECHNOLOGY, INC. SEGA GAMING TECIffNOLOGY, INC

THIS  9th  DAY OF MARCH, 1998. THM DAY 017 MARCH, 1598,

Per:                                                    Per
       Authorized Signatory                                Authorized Signatory
Per:                                                    Per
       Authorized Signatory                                Authorized Signatory

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